As filed with the Securities and Exchange Commission on November 19, 1996

                                                  Registration No. __________

                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                _________________


                    ADVANCED AERODYNAMICS & STRUCTURES, INC.
             (Exact name of registrant as specified in its Charter)


                                    Delaware
                            (State of Incorporation)
                                   95-4257380
                      (I.R.S. Employee Identification No.)

                                3060 Airport Way
                          Long Beach, California 90806
                                 (310) 988-2088
                    (Address of principal executive offices)


                                _________________

Securities to be registered pursuant to Section 12(b) of the Act:

     Title of Each Class                         Name of Each Exchange on which
      to be Registered                           Each Class is to be Registered

            N/A                                                N/A

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box.|_|

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box.|_|

Securities to be registered pursuant to Section 12(g) of the Act:

                               Title of Each Class
                                to be Registered

Units, each consisting of one share of Class A Common Stock,
 $.0001 par value, one Class A Warrant and one Class B Warrant
Class A Common Stock, $.0001 Par Value
Class A Warrant
Class B Warrant

                      INFORMATION REQUIRED IN REGISTRATION


Item 1.  Description of Registrant's Securities to be Registered

The Registrant has filed, on September 19, 1996, a Registration Statement on Form SB-2 (Registration No. 333-12273), as amended by Amendment No. 1 to Form SB-2 Registration Statement filed on November 1, 1996 ("SB-2 Registration Statement"), to register Units consisting of its Class A Common Stock, Class A Warrants and Class B Warrants. The section of the Prospectus portion of the SB-2 Registration Statement entitled "Description of Securities" is incorporated herein by reference.

Item 2.  Exhibits

  ***  SB-2  Registration  Statement
  *    Registrant's  Certificate of Incorporation
  **   Amendment to  Registrant's  Certificate of Incorporation
  *    Registrant's  Bylaws
  *** "Description of Securities" section of the prospectus portion of the SB-2 Registration Statement contained on pages 51-57 of the SB-2
       Registration   Statement,   File  No.   333-12273  filed  on September
       19,  1996 and  amended  on  November  1,  1996
  **   Specimen  of Share of  Common  Stock
  *    Specimen  of Class A Warrant
  *    Specimen of Class B Warrant


  *        Filed as an exhibit to the SB-2 Registration Statement
           (Registration No. 333-12273) and incorporated herein by reference
  **       To be filed in an amendment to the SB-2 Registration Statement
  ***      Previously filed by EDGAR.

                                    SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                            ADVANCED AERODYNAMICS & STRUCTURES,
                                            INC.,a Delaware corporation



Date: November 19, 1996                      By:  /s/ Carl L. Chen
                                                  Carl L. Chen, President